Exhibit 10.2

FIRST AMENDMENT TO

PLEDGE AND SECURITY AGREEMENT

made by

POWER-ONE, INC.

and

EACH OTHER PLEDGOR HEREUNDER

in favor of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Collateral Agent

Dated as of May 8, 2009

THIS FIRST AMENDMENT TO THE PLEDGE AND SECURITY AGREEMENT dated as of May 8, 2009 (the “Amendment”) among POWER-ONE, INC., a Delaware corporation (the “Company”), each of THE UNDERSIGNED DIRECT AND INDIRECT SUBSIDIARIES of the Company (each, a “Subsidiary Pledgor,” and collectively with the Company, the “Pledgors”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (in such capacity, together with successors and assigns, the “Collateral Agent”).

WHEREAS, the Company and the Collateral Agent are parties to an Indenture dated as of June 17, 2008 (as amended or supplemented, the “Indenture”), which evidences and governs the issuance of debt securities (the “Securities”) by the Company in the aggregate principal amount of $80,000,000, of which $63,000,000 are currently outstanding.

WHEREAS, the Company and the Collateral Agent heretofore executed and delivered a Pledge and Security Agreement dated as of June 17, 2008 (the “Pledge Agreement”) between the Company and the Collateral Agent, pursuant to which the Pledgors granted security interests in favor of the Collateral Agent, for the benefit of the Holders, in the Pledged Collateral.

WHEREAS, Section 13.01(b) of the Indenture provides that the Holders of at least a majority principal amount of the outstanding Securities may direct the Collateral Agent to amend, modify or supplement the Pledge Agreement and/or to release Pledged Collateral from the lien of the Pledge Agreement.

WHEREAS, the Company has obtained the written consent to this Amendment from the Holders of at least a majority in aggregate outstanding principal amount of the Securities, and such Holders have directed the Collateral Agent to enter into this Amendment for their benefit.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed as follows:

ARTICLE ONE

Section 1.1.           Amendments to the Pledge Agreement.

(a)           Subsections (i) and (iii) of Section 6(a) of the Pledge Agreement are each deleted in their entirety and such subsections shall be replaced with the phrase “[Intentionally omitted];”, and any and all references to such subsections, whether direct or indirect, in any term, condition, limitation or other provision in the Pledge Agreement, are deleted, and such section and references shall be of no further force or effect.

(b)           Subsection (ii) of Section 6(a) of the Pledge Agreement is deleted in its entirety and shall be replaced with the following:

“create or suffer to exist any Lien (other than, for the avoidance of doubt, Permitted Liens) upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement, any other Indenture Document or in respect of any Pari Passu Indebtedness that ranks equally and ratably with the security interest under this Agreement in an aggregate principal amount exceeding, when aggregated with the aggregate principal amount of outstanding Notes, $80.0 million (the “Cap”); provided, however, that, for a single period not to exceed six consecutive months, the Cap may be increased to $120 million by notice from the Company to Collateral Agent.”

(c)           Section 6(k) of the Pledge Agreement is deleted in its entirety and shall be replaced with the following:

“not take any action that could, or fail to take any action which failure could, reasonably be expected to result in any one or more of the representations and warranties set forth in Section 5 of this Agreement being incorrect or inaccurate in any material respect when made;”

(d)           Section 6(n) of the Pledge Agreement is deleted in its entirety and such section shall be replaced with the phrase “[Intentionally omitted];”, and any and all references to such section, whether direct or indirect, in any term, condition, limitation or other provision in the Pledge Agreement, are deleted, and such sections and references shall be of no further force or effect.

(e)           Sections 6(y) of the Pledge Agreement is deleted in its entirety and such section shall be replaced with the phrase “[Intentionally omitted]; and”, and any and all references to such sections, whether direct or indirect, in any term, condition, limitation or other provision in the Pledge Agreement, are deleted, and such sections and references shall be of no further force or effect.

(f)            The following is hereby added as a new Section 30 to the Pledge Agreement:

“SECTION 30.     Releases.  If any of the Pledged Collateral is sold, transferred or otherwise disposed of by any Pledgor in a transaction that is not prohibited by the Indenture, then the Lien thereon and security interest therein (but not in any of the proceeds thereof) arising under Section 2 hereof automatically shall be released without further action by the Collateral Agent, any Holder or any other Person, and the Collateral Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable to effect or evidence such  release of the Liens and security interests created hereby on or in such Pledged Collateral.”

(g)           The following is hereby added as a new Section 31 to the Pledge Agreement:

“SECTION 31.     Lien Sharing.  The Collateral Agent hereby agrees that, to the extent that the Company or any of its Subsidiaries incurs any Indebtedness that is secured equally and ratably by Liens on the Collateral, it shall (i) enter into with the holders of such Indebtedness (or any agent or trustee on behalf of such holders) an intercreditor agreement on customary terms providing for, among other things, such Indebtedness to be secured equally and ratably with the Liens of the Collateral Agent on the Collateral and voting rights with respect to Collateral matters to be determined on a ratable basis based on the aggregate amount of obligations owing under the Indenture Documents and to the holders of such Indebtedness (or any agent or trustee on behalf of such holders) and (ii) agree to such amendments to this Agreement as are required to provide for the sharing of the Collateral.”

ARTICLE TWO

Section 2.1            Effective Date of This Amendment.

This Amendment shall be effective as of the date first written above.

Section 2.2            Pledge Agreement Ratified.

Except as hereby otherwise expressly provided, the Pledge Agreement, as modified by this Amendment, is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 2.3            Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.4            Collateral Agent Not Responsible.

The recitals contained herein shall be taken as the statements of the Company and the Collateral Agent assumes no responsibility for their correctness.  The Collateral Agent makes no representation as to the validity or sufficiency of this Amendment.

Section 2.5            Definitions and Terms.

Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

Section 2.6            Governing Law.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

PLEDGORS:

POWER-ONE, INC., a Delaware corporation

By:	/s/ Richard J. Thompson
Name:	Richard J. Thompson
Title:	Chief Executive Officer

P-O DELAWARE, INC., a Delaware corporation

By:	/s/ Richard J. Thompson
Name:	Richard J. Thompson
Title:	President and Chief Executive Officer

PAI CAPITAL LLC, a Delaware limited liability company

By:	/s/ Linda C. Heller
Name:	Linda C. Heller
Title:	Sole Legal Representative

HC POWER, INC., a California corporation

By:	/s/ Richard J. Thompson
Name:	Richard J. Thompson
Title:	President and Chief Executive Officer

P-O NEVADA CORP., a Nevada corporation

By:	/s/ Richard J. Thompson
Name:	Richard J. Thompson
Title:	President

SECURED PARTY:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

ACKNOWLEDGED BY:

THE BANK OF NEW YORK MELLON

By:	/s/ I-San Ko
Name:	I-San Ko
Title:	Vice President

BNY MELLON CORPORATE TRUSTEE SERVICES LIMITED

By:	/s/ Paul Cattermole
Name:	Paul Cattermole
Title:	Assistant Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY (CAYMAN) LIMITED

By:	/s/ [illegible]
Name:
Title:

THE BANK OF NEW YORK (LUXEMBOURG) S.A. — ITALIAN BRANCH

By:	/s/ Adriana Perelli
Name:	Adriana Perelli
Title:	General Manager